As filed with the Securities and Exchange Commission on November 10, 2008

                                                                                                                                            Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

WENDY’S/ARBY’S GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0471180
(State of incorporation)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West, 12th Floor
Atlanta, GA 30338 (678) 514-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nils H. Okeson, Esq.

1155 Perimeter Center West, 12th Floor

Atlanta, GA 30338

(678) 514-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock(2)
Preferred Stock(2)
Senior Debt Securities and Subordinated Debt Securities (collectively, “debt securities”)(2)
Depositary Shares
Warrants
Purchase Contracts
Units

(1)

Pursuant to General Instruction II.E., this information is not required to be included. An indeterminate aggregate initial offering price or number of shares of common stock shares of preferred stock, debt securities, depositary shares, warrants, purchase contracts and units of Wendy’s/Arby’s Group, Inc. is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per security will be determined, from time to time, by Wendy’s/Arby’s Group, Inc. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Wendy’s/Arby’s Group, Inc. hereby defers payment of the registration fee required in connection with this registration statement, except for $161,800 that has already been paid with respect to $2,000,000,000 of securities that were previously registered pursuant to Registration Statement No. 333-110929 filed on December 4, 2003 and were not sold thereunder.

(2)

Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

P R O S P E C T U S

[WENDY’S/ARBY’S LOGO]

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus contains a general description of securities that may be offered for sale by us or by the selling stockholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be issued by Wendy’s/Arby’s Group, Inc. The common stock of Wendy’s/Arby’s Group, Inc. is listed on the New York Stock Exchange under the trading symbol “WEN.”

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 6 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2008.

TABLE OF CONTENTS

Page

About This Prospectus	1
Where You Can Find More Information	2
Incorporation by Reference	3
Statements Regarding Forward-Looking Information	4
The Company	6
Risk Factors	6
Ratio of Earnings to Fixed Charges	6
Use of Proceeds	7
Description of Capital Stock	8
Description of the Debt Securities	17
Description of the Depositary Shares	30
Description of the Warrants	34
Description of the Purchase Contracts	37
Description of the Units	38
Plan of Distribution	39
Legal Matters	42
Experts	42

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on Wendy’s/Arby’s Group, Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that Wendy’s/Arby’s Group, Inc. has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	Class A common stock, par value $.10 per share (the “common stock”),
•	preferred stock,
•	debt securities,
•	depositary shares,
•	warrants,
•	purchase contracts, and
•	units.

In addition, the selling stockholders may offer and sell from time to time shares of our common stock.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling stockholders sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and the selling stockholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling stockholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The prospectus supplement will also contain, with respect to the securities being sold by us or the selling stockholders, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “Wendy’s/Arby’s Group” or “the Company” refer to Wendy’s/Arby’s Group, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You may also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Wendy’s/Arby’s Group at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed with the SEC and are incorporated by reference into this prospectus:

•

Our Annual Report on Form 10-K for the year ended December 30, 2007 (filed February 29, 2008 and amended on March 14, 2008 and April 25, 2008), including portions of our Proxy Statement for the 2008 annual meeting of stockholders (filed April 29, 2008) to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008 (filed on May 9, 2008), June 29, 2008 (filed August 5, 2008) and September 28, 2008 (filed November 6, 2008);
•

Our Current Reports on Form 8-K filed on January 4, 2008, March 12, 2008, March 19, 2008, April 24, 2008, April 29, 2008, July 25, 2008, September 15, 2008, September 29, 2008 and November 6, 2008 (other than any portion of such filings that are furnished under applicable SEC rules rather than filed);

•	Our solicitation/recommendation statement on Schedule 14D-9, filed on November 7, 2008;
•

The audited financial statements and related notes thereto of Wendy’s International, Inc. contained in Wendy’s International, Inc.’s annual report on Form 10-K for the fiscal year ended December 30, 2007, filed on February 27, 2008, as amended by Amendment No. 1 thereto, filed on Form 10-K/A on April 28, 2008;

•

The unaudited financial statements and related notes thereto of Wendy’s International, Inc. contained in Wendy’s International, Inc.’s quarterly reports on Form 10-Q for the three months ended March 30, 2008, filed on May 8, 2008 and June 29, 2008, filed on August 6, 2008; and

•

The description of the common stock set forth in our Amendment to our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 29, 2008, and any amendment or report filed for the purpose of updating any such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.wendysarbys.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Wendy’s/Arby’s Group at the following address:

Wendy’s/Arby’s Group, Inc.

1155 Perimeter Center West

Atlanta, Georgia 30338

Attention: Office of the General Counsel

Telephone: (678) 514-4100

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference contain certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group and its subsidiaries. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address future operating financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by the forward-looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers; (3) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) increasing costs associated with food, supplies, energy, fuel, distribution and labor; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of Wendy’s/Arby’s Group’s Annual and Quarterly Reports on Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

THE COMPANY

We are one of the leading quick-service restaurant companies in the United States and we are the franchisor of the Wendy’s® and Arby’s® restaurant systems. The combined restaurant systems include more than 10,000 restaurants in 50 states and 21 countries worldwide. To learn more about Wendy’s/Arby’s Group, please visit the company’s web site at www.wendysarbys.com.

On September 29, 2008,  pursuant to the terms of the Agreement and Plan of Merger dated as of April 23, 2008, as amended, by and among Triarc Companies, Inc. (“Triarc”), Green Merger Sub, Inc., a wholly-owned subsidiary of Triarc (“Merger Sub”), and Wendy’s International, Inc.  (“Wendy’s”), Wendy’s merged with and into Merger Sub, with Wendy’s surviving as a wholly-owned subsidiary of Triarc.  In connection with the merger, Triarc changed its name to  Wendy’s/Arby’s Group, Inc.

For a description of our business, financial condition, results of operations and other important information regarding the Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are organized under the laws of Delaware. Our principal executive office is located at 1155 Perimeter Center West, Atlanta, Georgia 30338, telephone (678) 514-4100.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 30, 2007, as updated by the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2008, June 29, 2008 and September 28, 2008, which are incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For the purpose of calculating the consolidated ratio of earnings to fixed charges, “earnings” represents pre-tax income plus amortization of capitalized interest and fixed charges, and less interest capitalized. “Fixed charges” consists of interest expense, whether expensed or capitalized, amortization of debt financing costs, and one-third of lease expense. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Pro Forma for the Nine Months Ended (2)	Nine Months Ended		Pro Forma for the Year Ended (2)	Year Ended
	September 28, 2008	September 28, 2008	September 30, 2007	December 30, 2007	December 30, 2007	December 31, 2006	January 1, 2006	January 2, 2005	December 28, 2003
Ratio of earnings to fixed charges (1)	-- (3)	-- (3)	-- (3)	1.65	1.18	1.06	-- (3)	-- (3)	-- (3)

(1)

Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preference dividends is not different from the ratio of earnings to fixed charges.

(2)

Pro forma for the merger that was completed on September 29, 2008 between Triarc, Merger Sub and Wendy's, whereby Wendy's merged with and into Merger Sub, with Wendy's surviving as a wholly-owned subsidiary of Triarc.

(2) E

(3)

Earnings were insufficient to cover fixed charges by $64.2 million, $14.2 million and $15.3 million in the years ended January 1, 2006, January 2, 2005 and December 28, 2003 respectively.  Earnings were insufficient to cover fixed charges by $98.9 million and $36.7 million in the nine months ended September 28, 2008 and September 30, 2007, respectively. For the pro forma nine months ended September 28, 2008 earnings were insufficient to cover fixed charges by $87.2 million.

USE USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any supplement to it.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our common stock and preferred stock sets forth certain general terms and provisions of our common stock and preferred stock, par value $0.10 per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Delaware law. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our amended and restated articles of incorporation and our amended and restated by-laws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock currently consists of 1,500,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of October 31, 2008, we had 469,769,742 outstanding shares of common stock, including vested and unvested shares of restricted stock and excluding the following shares of common stock:

•	24,135,241 shares of common stock issuable upon the exercise of stock options outstanding as of October 31, 2008, with a weighted-average exercise price of $7.98 per share; and
•	21,968,942 shares of common stock reserved for future awards under our equity award plans.

As of October 31, 2008, we had no shares of preferred stock outstanding. As of October 31, 2008, there were approximately 64,523 holders of record of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote, including the election of directors. The outstanding shares of Common stock are fully paid and nonassessable. Additional authorized but unissued Common stock may be issued by our board of directors without the approval of our stockholders.

Pre-emptive Rights

Under Delaware law, a stockholder is not entitled to pre-emptive rights to subscribe for additional issuances of Common stock or any other class or series of common stock or any security convertible into such stock in proportion to the shares that are owned unless there is a provision to the contrary in our certificate of incorporation. Our certificate of incorporation does not provide that the stockholders are entitled to pre-emptive rights. The Company is prohibited from issuing its preferred stock of to affiliates of the Company, unless offered ratably to the holders of the Common stock, subject to an exception in the case that the Company is in financial distress and the issuance is approved by the audit committee of the board of directors.

Certain Anti-takeover Provisions

Certain provisions in our certificate of incorporation are intended to discourage or delay a hostile takeover of control of the Company. These provisions, in general terms, (i) provide that the number of directors shall not be less than seven nor more than 15, with the exact number to be determined from time to time by a majority of the board of directors then in office; (ii) provide that vacancies on the board of directors resulting from an increase in size, removal of directors or otherwise may be filled only by a majority of the remaining directors then in office; and (iii) require the affirmative vote of the holders of shares representing at least 75% of the voting power of the “voting shares” in order to enter into certain “business combinations,” unless (A) such business combinations are approved by at least a majority of the board of directors, but only if a majority of the directors acting favorably on the matter are “continuing directors,” or (B) certain minimum price, form of consideration and procedural requirements are met. The term “voting shares” is defined as any issued and outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors. Each of the provisions has particular anti-takeover effects associated with it, and these effects together with a more detailed description of each provision are set forth below. In addition, the anti-takeover provisions are interrelated and have cumulative anti-takeover effects.

The principal purpose of these provisions is to provide a measure of assurance that a stockholder or group of stockholders owning a controlling interest in the Company’s stock do not exercise their voting power in a manner which our board of directors believes would be to the detriment of the remaining stockholders. The provisions are further intended to make it more difficult for a hostile or unfriendly party to obtain control over the Company by replacing the board of directors.

Size of the Board of Directors and Filling Vacancies on the Board of Directors

Our certificate of incorporation states that our board of directors must consist of not less than seven nor more than 15 members; provided, however, that the maximum number may be increased to reflect the right of holders of preferred stock to elect directors in certain circumstances. The exact number of directors is to be fixed by a majority vote of the directors then in office and such authority of the board of directors is exclusive. Under the certificate of incorporation, vacancies that may occur between annual meetings, including vacancies caused by an increase in the number of directors, may be filled only by a majority of the remaining directors then in office, even if less than a quorum, subject to the rights of holders of any class or series of preferred stock to elect directors. In addition, our certificate of incorporation provides that any new director elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the director for which the vacancy occurred and no decrease in the number of directors shall shorten the term of any incumbent. The purpose of including these provisions with respect to the size of the board of directors and the filling of vacancies in our certificate of incorporation is to prevent the elimination of such provisions through an amendment of the by-laws by a stockholder or group owning or controlling a substantial voting block that would permit stockholders directly to increase the size of the board of directors and to fill vacancies resulting therefrom or otherwise, and thereby enable such stockholder or group of stockholders to elect its own nominees to the vacancies. Such an amendment to the by-laws would be possible because, under Delaware law, stockholders may amend the by-laws without prior approval of the board of directors, whereas our certificate of incorporation may be amended only if our board of directors first approves and recommends such action to stockholders.

Business Combination Provision

Our certificate of incorporation further provides that the approval of the holders of shares representing at least 75% of the voting power of the voting shares is required in order to approve certain business combinations if an “interested stockholder” or its affiliates or associates is a party to the transaction or its percentage equity interest in the Company or any of its subsidiaries would be increased by the transaction. The required 75% approval of any business combination must include the affirmative vote of the holders of shares representing at least a majority of the voting power of all of the then outstanding voting shares exclusive of those shares beneficially owned by any interested stockholder.

The voting requirements outlined above will not apply, however, if:

(i)        immediately prior to the time the business combination is consummated, the Company is the “beneficial owner” as such term is defined in our certificate of incorporation of a majority of each class of the outstanding equity securities of the interested stockholder;

(ii)        the business combination was approved by at least a majority of the board of directors (even though not the entire board of directors), but only if a majority of the directors acting favorably upon such matter are continuing directors; or

(iii)       the consideration to be received by the holders of each class of the Company’s outstanding voting shares acquired by the interested stockholder is at least equal to the greater of the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees and with appropriate adjustments for recapitalizations, stock splits, reverse stock splits and stock dividends) paid by the interested stockholder for any shares of such class

(1)        within the two-year period immediately prior to the first public announcement of the proposal of the business combination; or

(2)        in the transaction in which it became an interested stockholder, and is in cash or in the same form of consideration as the interested stockholder paid to acquire the largest number of voting shares previously acquired by it.

The pricing provision does not guarantee that a stockholder will receive the highest market price paid for such shares, rather it ensures that a stockholder will receive the highest price paid for such shares by an interested stockholder during the prior two years. If either the ownership or form of consideration requirements set forth in clauses (i) and (iii) above are satisfied, the business combination will require the approval of the holders of at least two-thirds of the votes entitled to be cast by the holders of all the then outstanding voting shares, which the Company refers to as the ratification percentage (and the additional majority vote described in the previous paragraph).

If our board of directors approves a business combination in accordance with the requirements set forth in clause (ii) above, our board of directors may, again in accordance with the voting provisions of such clause (ii), determine to require a vote of stockholders. If a stockholder vote is required for such business combination under applicable law (such as, for example, in the case of certain mergers or a liquidation), our board of directors will require the affirmative vote of the then outstanding voting shares equal to the higher of:

(i)     the ratification percentage (such affirmative vote shall not require the additional majority vote); and

(ii)	such other percentage as is required by law.

If a stockholder vote is not required for such business combination under law, our board of directors may, in its discretion, either decide not to require a stockholder vote to approve the business combination or require the affirmative vote of the outstanding voting shares equal to (A) the ratification percentage (such affirmative vote shall not require the additional majority vote) or (B) such other percentage as it so determines.

An “interested stockholder” generally is defined under our certificate of incorporation as the beneficial owner of 10% or more of the voting power of the outstanding voting shares (other than the Company, its employee benefit plans, or its subsidiaries of which it owns a majority of each class or series of equity securities) excluding, however, any “affiliate” or “associate” (as each term is defined in our certificate of incorporation). The board of directors considers that a 10% holding, which causes a person to be classified as an “insider” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is double the percentage ownership required to trigger reporting obligations under Section 13(d) of the Exchange Act, for stockholders of public companies, is appropriate to define an interested stockholder.

A “business combination” includes:

(i)        a merger or consolidation involving the Company or any of the Company’s subsidiaries and an interested stockholder or an affiliate or associate of an interested stockholder, or an affiliate thereof;

(ii)       a sale, lease or other disposition (in one or a series of transactions) of a “substantial part” (as defined in our certificate of incorporation) of the Company’s assets or the assets of any of its subsidiaries to an interested stockholder or an affiliate or associate of any interested stockholder, or an affiliate thereof;

(iii)      any sale, lease or other disposition (in one or a series of transactions) to the Company or any of its subsidiaries of any assets (excluding any voting shares, but including without limitation any securities whether outstanding, authorized but unissued or in treasury, issued by an interested stockholder, or by an affiliate or associate of an interested stockholder or by an affiliate thereof) of (a) any interested stockholder or (b) an affiliate or associate of an interested stockholder, or an affiliate thereof, if the amount paid therefor constitutes a substantial part of the assets of the Company or any subsidiary;

(iv)      an issuance or transfer (or a related series of issuances or transfers) of the Company’s securities or the securities of any of its subsidiaries (except upon conversion of convertible securities as a result of a pro rata stock dividend or stock split) to an interested stockholder or an affiliate or associate of an interested stockholder or an affiliate thereof, for consideration having an aggregate value of $5,000,000 or more;

(v)        a liquidation, dissolution, spin-off, split up or split off of the Company (if as of the record date for the determination of stockholders entitled to vote with respect thereto or, if no vote would otherwise be required, the date the transaction is planned to be consummated, any person is an interested stockholder);

(vi)      a reclassification of securities (including, without limitation, any combination of shares or reverse stock split) or recapitalization of the Company or a reorganization, merger or consolidation of the Company with any of its subsidiaries, or any similar transaction, in any case having the effect, directly or indirectly, of increasing the percentage interest of an interested stockholder in any class of equity securities of the Company or such subsidiary; and

(vii)      any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination.

A “continuing director” is defined as one serving as a director whose election or appointment or recommendation by the board of directors for election by its stockholders was approved by at least a majority of the continuing directors then on its board of directors.

The business combination provision described above is intended to provide safeguards to the Company’s stockholders by requiring a higher stockholder vote than required under Delaware law in the event another person first obtains a substantial interest in the Company and then wishes to accomplish a combination of such person’s business with the Company, or otherwise eliminate the share holdings of the other stockholders. The federal securities law and applicable regulations govern the disclosure required to be made to minority stockholders in such transactions but do not assure to stockholders the fairness of the terms of the business combination. Moreover, the statutory right of the remaining stockholders to dissent in connection with certain business combinations and receive the “fair value” of their shares in cash may involve significant expense, delay and uncertainty to dissenting stockholders. Further, the “fair value” of a stockholder’s shares, as determined under this standard, may not be equivalent to the minimum price as determined pursuant to the provisions.

The business combination provision is intended to narrow such gaps in the federal and state laws and to minimize certain of the potential inequities of those business combinations that involve two or more steps by requiring that in order to complete a business combination that is not approved by the continuing directors, such interested stockholder must obtain the affirmative votes of at least 75% of the voting power of the outstanding voting shares prior to proposing the business combination (including the affirmative vote of the holders of shares representing at least a majority of the voting power of the outstanding voting shares exclusive of those shares beneficially owned by the interested stockholder), or meet the minimum price and procedural requirements of the provision and obtain the approval of at least two-thirds of the voting power of the outstanding voting shares (and the additional majority vote). The provision also is designed to protect those stockholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control by ensuring that at least the same price and form of consideration are paid to such stockholders in a business combination as were paid to stockholders in the initial step of the acquisition. In the absence of the provision, an interested stockholder who acquired control of the Company could subsequently, by virtue of such control, force minority stockholders to sell or exchange their shares at a price that would not reflect any premium such purchaser may have paid in order to acquire its controlling interest, but rather at a price set by such interested stockholder. Such a price might not only be lower than the price paid by such purchaser in acquiring control, but also could be in a less desirable form of consideration (e.g., equity or debt securities of the purchaser).

In many situations, the minimum price, form of consideration and procedural requirements of the provision would require that a purchaser pay stockholders a higher price for their shares and/or structure the transaction differently from what would be the case without the provision. Accordingly, to the extent a business combination were involved as part of a plan to acquire control of the Company, this provision would increase the likelihood that a purchaser would negotiate directly with our board of directors.

Although not all acquisitions of the Company’s capital stock are made with the objective of acquiring control of the Company through a subsequent business combination, a purchaser in many cases desires to have the option to consummate such a business combination. Assuming that to be the case, the provision tends to discourage purchasers whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest may be difficult unless the minimum price, form of consideration and procedural requirements were satisfied or a majority of the continuing directors were to approve the transaction. The provision also should discourage the accumulation of large blocks of the Company’s capital stock, which may be disruptive to the Company’s stability, and which could precipitate a change of control of the Company on terms unfavorable to the other stockholders.

Amendment of certificate of incorporation

Our certificate of incorporation may be amended in accordance with Delaware law, except that it provides that the business combination provision described above and any other charter provision (if the amendment is made when the Company has an interested stockholder) may not be repealed, altered, changed or amended in any respect unless such action is approved by the affirmative vote of at least 75% of the votes entitled to be cast (which 75% must include the affirmative vote of the holders of shares representing at least a majority of the votes entitled to be cast exclusive of those of which any interested stockholder is entitled to cast), unless approved by a vote of a majority of the board of directors (but only if a majority of the directors acting favorably on the matter are continuing directors), in which case the business combination provision may be amended by the affirmative vote of at least a majority of the votes entitled to be cast (such affirmative vote does not require the additional majority vote); and provided, further, that the ratification percentage may be amended, altered, changed or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the voting shares (such affirmative vote does not require the additional majority vote). The by-laws may be altered, amended or repealed, or new by-laws adopted, by (i) the affirmative vote of stockholders holding not less than a majority of the shares entitled to vote on the election of directors, or (ii) the affirmative vote of not less than two-thirds of the entire board of directors that would then be in office if no vacancies existed, except that the provision in the bylaws requiring the headquarters of the Wendy’s brand to be in the greater Columbus, Ohio area for the next ten years cannot be altered, amended or repealed by our board of directors.

Indemnification of Directors and Officers

The Company may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, if the officer or director acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the Company’s best interests. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.

Our certificate of incorporation and by-laws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Delaware law, and any other applicable law, as from time to time in effect. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of Delaware law will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts.

Our certificate of incorporation provides that each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of the Company or is or was serving at the Company’s request in any capacity for another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent and in the manner set forth in and permitted by Delaware law, and any other applicable law, as from time to time in effect. The Company has the power to purchase and maintain insurance in respect of its indemnification obligations.

A member of our board of directors, or a member of any committee designated by our board of directors, will, in the performance of his or her duties, be fully protected in relying in good faith upon the Company’s records and upon such information, opinions, reports or statements presented to it by any of the Company’s officers or employees, or committees of our board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by the Company or on its behalf. In discharging their duties, directors and officers, when acting in good faith, may rely upon the Company’s financial statements represented to them to be correct by the chief financial officer or the controller or other of the Company’s officers having charge of the Company’s books or accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the Company’s financial condition.

Dividend Rights.

The by-laws provide that our board of directors, from time to time, may determine whether any, and, if any, what part of the net profits of the corporation or net assets of the corporation shall be declared as dividends.

Voting Rights.

The holders of our common stock possess voting powers for the election of directors and for all other corporate purposes properly brought before the stockholders for their vote.

Liquidation Rights.

In the event of the liquidation, dissolution or winding up of the Company, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding must first be satisfied. Following such payments, the holders of our common stock will be entitled to receive their ratable and proportionate share of the remaining assets.

Transfer Agent and Registrar.

The transfer agent and registrar for Wendy’s/Arby’s Group common stock is the American Stock Transfer & Trust Company.

Preferred Stock

General

Ourboard of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of preferred stock, par value $.10 per share, in one or more series and to fix the designations, powers, preferences, privileges and relative participation, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock.

Rank

The shares of preferred stock of any series have the rank set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

Dividends

The certificate of designation setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends, before any declaration or payment of any dividends on securities ranking junior to such series relating to dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant certificate of designation and described in the prospectus supplement relating to the relevant series.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange

The certificate of designation setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.

Redemption

If so specified in our certificate of designation setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior to such series relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable certificate of designation and described in the relevant prospectus supplement.

Voting Rights

The holders of shares of preferred stock will have the voting rights provided by the applicable certificate of designation and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

General

The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. Our debt securities may be issued from time to time in one or more series. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

The senior debt securities will be issued under an indenture between us and U.S. Bank National Association, as Senior Indenture Trustee (the “senior indenture”). The subordinated debt securities will be issued under an indenture between us and U.S. Bank National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “— Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, which are incorporated by reference as exhibits or filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount that may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The prospectus supplement relating to any series of debt securities in respect to which this prospectus is being delivered will contain the following terms, among others, for each such series of debt securities:

•	the designation and issue date of the debt securities;
•	the date or dates on which the principal of the debt securities is payable;
•

the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;
•

the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which, and the terms and conditions upon which, the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;
•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s common stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “— Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;
•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and
•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries or other persons. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

General

The subordinated debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ current and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flows of our subsidiaries and the distribution or other payment to us of such earnings or cash flows. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Ranking of Debt Securities

The senior debt securities described in this prospectus will be unsecured, senior obligations of Wendy’s/Arby’s Group and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantors. The subordinated debt securities will be unsecured, subordinated obligations and the any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;
•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;
•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above, in each case, that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Consolidation, Merger, Conveyance or Transfer on Certain Terms

Except as described in the applicable prospectus supplement relating to such debt securities, the Company will not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by such consolidation or into which the Company is merged or the entity that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2)

immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)

we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Certain Covenants

Any covenants of the Company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Except as described in the prospectus and any applicable prospectus supplement relating to such series of debt securities, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such person, and any partnership, association, joint venture or other entity in which such person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and
•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a)

will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust), or

(b)

need not comply with any restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case, if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the U.S. Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33-1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33-1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

Except as otherwise set forth in the prospectus supplement relating to such series of debt securities, an “Event of Default” in respect of any series will be defined in the indentures as being any one of the following events:

•	default for 30 days in payment of any interest installment with respect to such series;
•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the Trustee thereunder or by holders of 33⅓% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the prospectus supplement relating to the debt securities, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the prospectus supplement relating to the debt securities, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)

to evidence the succession of another person to us or to a guarantor, if any, and the assumption by such successor of the Company’s or the guarantor’s obligations under the applicable indenture and the debt securities of any series;

(2)

to add to the covenants of the Company or any guarantor, if any, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)

to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)

to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), excluding the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)

to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)

to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;
(8)

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;
(10)	to secure any series of debt securities;
(11)	to add guarantees in respect of any series or all of the debt securities;
(12)	to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the TIA; and
(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3) or (5) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the prospectus supplement relating to such series of debt securities, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

•

change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

•

reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•

modify any of the provisions of applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers; or

•

impair or adversely affect the right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture will provide that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

The Trustee

U.S. Bank National Association is the Trustee under each indenture. The Trustee and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities, or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;
•	the offering price for such debt warrants, if any;
•	the aggregate number of such debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;
•	the offering price for such warrants, if any;
•	the aggregate number of such warrants;
•	the designation and terms of the offered securities purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, any special United States federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•	sell shares of common stock short and deliver the shares to close out short positions;
•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If more than 10 percent of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h). The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of Triarc as of December 30, 2007 and December 31, 2006 and for each of the three years in the period ended December 30, 2007 and of Deerfield Capital Corp. as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007, the related financial statement schedule of Triarc's incorporated in this prospectus by reference from Triarc Companies, Inc.’s Annual Report on Form 10-K, as amended, for the year ended December 30, 2007 and the effectiveness of Triarc's internal control over financial reporting as of December 30, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on Triarc’s consolidated financial statements and the related financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph relating to Triarc’s adoption of new accounting principles). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting of Wendy’s) incorporated into this prospectus by reference to the Wendy’s Annual Report on Form 10-K for the year ended December 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

[WENDY’S/ARBY’S LOGO]

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

P R O S P E C T U S

November 10, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses payable by Wendy’s/Arby’s Group, Inc. (“we,” “us,” or “our,” or “Wendy’s/Arby’s Group”) in connection with the issuance and distribution of the securities being registered, except for underwriting fees and commissions. All the amounts shown are estimates. All of such expenses (other than SEC registration fees for certain selling stockholders) are being borne by Wendy’s/Arby’s Group.

SEC registration fee	$ *
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Fees and expenses of trustee and counsel	**
Miscellaneous	**

Total	$ **

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	An estimate of the agreggate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The certificate of incorporation of Wendy’s/Arby’s Group, Inc. (the “Company”), as amended to date (the “Charter”), provides indemnification to the extent not prohibited by Delaware law (including as such law may be amended in the future to be more favorable to directors and officers). Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”).

The Charter provides that its current and former officers and directors, and any person serving in any capacity at the request of the Company for an Other Entity shall be entitled to such indemnification; however, the board of directors of the Company (the “Board”) may specifically grant such indemnification to other persons in respect of service to the Company or an Other Entity. The Charter specifies that any director or officer of the Company serving in any capacity with a majority owned subsidiary or any employee benefit plan of the Company or of any majority owned subsidiary shall be deemed to be doing so at the request of the Company.

Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Section 145 further provides that to the extent that a director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested directors, by independent legal counsel or by the stockholders.

The Charter provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by the Company of an undertaking, as if required by the DGCL, that the director or officer or other indemnified person will repay such advances if he or she is ultimately found not to be entitled to indemnification under the DGCL.

The Charter permits a person entitled to indemnity to bring an action in court to obtain such indemnity and provides that, in any such action, the court will not be bound by a decision of the Board, independent counsel or stockholders that such person is not entitled to indemnification. Such person is also indemnified for any expenses incurred in connection with successfully establishing his or her right to indemnification in any such proceeding. The Charter expressly provides that the right to indemnification thereunder is a contract right and, therefore, cannot be retroactively eliminated by a later stockholder vote, and is not an exclusive right and, therefore, the Company may provide other indemnification, if appropriate.

The Company also enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements do not provide indemnification to the extent that the indemnitee is indemnified by the Company under the Charter, its bylaws, its directors’ and officers’ liability insurance, or otherwise. Additionally, the indemnification agreements do not provide indemnification (i) for the return by the indemnitee of any illegal remuneration paid to him or her; (ii) for any profits payable by the indemnitee to the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”); (iii) for any liability resulting from the indemnitee’s fraudulent, dishonest or willful misconduct; (iv) for any amount the payment of which is not permitted by applicable law; (v) for any liability resulting from conduct producing unlawful personal benefit; or (vi) if a final court adjudication determines such indemnification is not lawful.

Determinations as to whether an indemnitee is entitled to be paid under the indemnification agreements may be made by the majority vote of a quorum of disinterested directors, independent legal counsel selected by the Board, a majority of disinterested Company stockholders or by a final adjudication of a court of competent jurisdiction. In the event that the Company undergoes a “Change of Control” (as defined in the indemnification agreements) all such determinations shall be made by special independent counsel selected by the indemnitee and approved by the Company, which approval may not be unreasonably withheld. In certain circumstances, an indemnitee may require the Company to establish a trust fund to assure that funds will be available to pay any amounts which may be due such indemnitee under an indemnification agreement.

As permitted by Section 102(b)(7) of the DGCL, the Charter includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability (i) for the breach of a director’s duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived any improper personal benefit.

Finally, the Charter authorizes the Company, as permitted by the DGCL, to purchase directors’ and officers’ liability insurance. The Company carries directors’ and officers’ liability insurance covering losses up to specified amounts.

In addition, the by-laws of the Company, as amended and restated to date (the “By-Laws”), also provides indemnification to its directors and officers to the extent not prohibited by Delaware law.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL, the Charter, the By-Laws and the referenced indemnification agreements.

ITEM 16.	EXHIBITS

No.	Description
1.1†	Form of underwriting agreement for debt securities.
1.2†	Form of underwriting agreement for equity securities.
1.3†	Form of underwriting agreement for depositary shares.
1.4†	Form of underwriting agreement for purchase contracts.
1.5†	Form of underwriting agreement for units.
4.1	Certificate of Incorporation of Triarc Companies, Inc. (incorporated by reference to Exhibit 3.1 to Triarc’s Current Report on Form 8-K dated June 9, 2004, filed on June 10, 2004).
4.2

Amendment to the Certificate of Incorporation of Triarc Companies, Inc. (incorporated by reference to Exhibit 3.1 to Wendy’s/Arby’s Group’s Current Report on Form 8-K dated September 29, 2008, filed on September 29, 2008).

4.3	Amended and Restated By-laws of Wendy’s/Arby’s Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 29, 2008).
4.4	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).
4.5	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).
4.6†	Form of Deposit Agreement
4.7†	Form of Depositary Receipt
4.8†	Form of Warrant Agreement.
4.9†	Form of Warrant.
4.10†	Form of Purchase Contract

4.11†	Form of Unit Agreement
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
12.1	Computation of ratio of earnings to fixed charges of the Company.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).
24.1	Powers of attorney related to the Company (included on the signature page of this Form S-3 and incorporated herein by reference).
25.1	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Senior Indenture.
25.2	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Subordinated Indenture.
†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)        The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 10, 2008.

WENDY’S/ARBY’S GROUP, INC.
By:	/s/ Roland C. Smith
Name: Roland C. Smith Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Roland C. Smith, Stephen E. Hare and Nils H. Okeson, or any of them his or her true and lawful agent, proxy and attorney in fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney in fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys in fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on November 10, 2008.

Signature	Title
/s/ Nelson Peltz Nelson Peltz	Chairman and Director
/s/ Peter W. May Peter W. May	Vice Chairman and Director

/s/ Roland C. Smith Roland C. Smith	President, Chief Executive Officer and Director (principal executive officer)
/s/ Stephen E. Hare Stephen E. Hare	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ Steven B. Graham Steven B. Graham	Senior Vice President and Chief Accounting Officer (principal accounting officer)
/s/ Hugh L. Carey Hugh L. Carey	Director
/s/ Clive Chajet Clive Chajet	Director
/s/ Edward P. Garden Edward P. Garden	Director
/s/ Janet Hill Janet Hill	Director
/s/ Joseph A. Levato Joseph A. Levato	Director
/s/ J. Randolph Lewis J. Randolph Lewis	Director
/s/ David E. Schwab II David E. Schwab II	Director
/s/ Raymond S. Troubh Raymond S. Troubh	Director
/s/ Jack G. Wasserman Jack G. Wasserman	Director

EXHIBITS

No.	Description
1.1†	Form of underwriting agreement for debt securities.
1.2†	Form of underwriting agreement for equity securities.
1.3†	Form of underwriting agreement for depositary shares.
1.4†	Form of underwriting agreement for purchase contracts.
1.5†	Form of underwriting agreement for units.
4.1	Certificate of Incorporation of Triarc Companies, Inc. (incorporated by reference to Exhibit 3.1 to Triarc’s Current Report on Form 8-K dated June 9, 2004, filed on June 10, 2004).
4.2

Amendment to the Certificate of Incorporation of Triarc Companies, Inc. (incorporated by reference to Exhibit 3.1 to Wendy’s/Arby’s Group’s Current Report on Form 8-K dated September 29, 2008, filed on September 29, 2008).

4.3	Amended and Restated By-laws of Wendy’s/Arby’s Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 29, 2008).
4.4	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”).
4.5	Form of Indenture to be entered into by the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture”).
4.6†	Form of Deposit Agreement
4.7†	Form of Depositary Receipt
4.8†	Form of Warrant Agreement.
4.9†	Form of Warrant.
4.10†	Form of Purchase Contract
4.11†	Form of Unit Agreement
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
12.1	Computation of ratio of earnings to fixed charges of the Company.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
23.4	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).
24.1	Powers of attorney related to the Company (included on the signature page of this Form S-3 and incorporated herein by reference).
25.1	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Senior Indenture.
25.2	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to the Company under the Subordinated Indenture.
†	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.